Exhibit (n)(1)

SANFORD C. BERNSTEIN FUND, INC.

Amended and Restated Plan pursuant to Rule 18f-3

under the Investment Company Act of 1940

Effective as amended and restated April 30, 2019

The Plan (the “Plan”) pursuant to Rule 18f-3 under the Investment Company Act of 1940 (the “Act”) of Sanford C. Bernstein Fund, Inc. (the “Fund”), on behalf of each of its series listed on Schedule I hereto, as such Schedule may be amended from time to time (each, a “Portfolio”), sets forth the general characteristics of, and the general conditions under which the Fund may offer, multiple classes of shares of its now existing and hereafter created series,1 is hereby amended and restated in its entirety. This Plan may be revised or amended from time to time as provided below.

Class Designations

The Fund may from time to time issue, and each Portfolio may from time to time offer, one or more of the classes of shares listed on Schedule I hereto (individually referred to herein as “Class A shares”, “Class B shares”, “Class C shares”, “Class R shares”, “Advisor Class Shares”, “Class Z shares”, “Class T shares”, “Institutional Class shares” and “Bernstein Class shares”). Each of the nine classes of shares will represent interests in the same portfolio of investments of the relevant Portfolio and, except as described herein, shall have the same rights and obligations as each other class. Each class shall be subject to such investment minimums and other conditions of eligibility as are set forth in one or more prospectuses or statements of additional information through which such shares are issued, as from time to time in effect (collectively, the “Prospectus”).

Class Characteristics

Class A shares are offered at a public offering price that is equal to their net asset value (“NAV”) plus an initial sales charge, as set forth in the Prospectus. Class A shares may also be subject to a Rule 12b-1 fee, which may include a service fee and, under certain circumstances, a contingent deferred sales charge (“CDSC”), as described in the Prospectus.

Class B shares are offered at their NAV, without an initial sales charge, and may be subject to a CDSC and a Rule 12b-1 fee, which may include a service fee, as described in the Prospectus.

[1]

This Plan is intended to allow the Fund to offer multiple classes of shares to the full extent and in the manner permitted by Rule 18f-3 under the Act (the “Rule”), subject to the requirements and conditions imposed by the Rule.

Class C shares are offered at their NAV, without an initial sales charge, and may be subject to a CDSC and a Rule 12b-1 fee, which may include a service fee, as described in the Prospectus.

Class R shares are offered at their NAV, without any initial sales charge or CDSC, and may be subject to a Rule 12b-1 fee, which may include a service fee, as described in the Prospectus.

Advisor Class shares are offered at their NAV, without any initial sales charge, CDSC, or Rule 12b-1 fee.

Class Z shares are offered at their NAV, without any initial shares charge, CDSC, or Rule 12b-1 fee.

Class T shares are offered at their NAV, plus an initial sales charge, and may be subject to a Rule 12b-1 fee, which may include a service fee, as described in the Prospectus.

Bernstein Class shares are offered at their NAV, without any initial sales charge, CDSC, or Rule 12b-1 fee, and may be subject to a service fee, as described in the Prospectus.

Institutional Class shares are offered at their NAV, without any initial sales charge, CDSC, or Rule 12b-1 fee, and may be subject to a service fee, as described in the Prospectus.

The initial sales charge on Class A and Class T shares and CDSC on Class A, Class B and Class C shares are each subject to reduction or waiver as permitted by the Act, and as described in the Prospectus.

Allocations to Each Class

Expense Allocations

The following expenses shall be allocated, to the extent practicable, on a class-by-class basis: (i) Rule 12b-1 fees, if any, payable by each Portfolio to the distributor or principal underwriter of the Portfolio’s shares (the “Distributor”), and (ii) transfer agency costs attributable to each class. Subject to the approval of the Fund’s Board of Directors, including a majority of the non-interested Directors, the following “Class Expenses” may be allocated on a class-by-class basis: (a) printing and postage expenses related to preparing and distributing materials such as shareholder reports, prospectuses and proxy statements to current shareholders of a specific class, (b) SEC registration fees incurred with respect to a specific class, (c) blue sky and foreign registration fees and expenses incurred with respect to a specific class, (d) the expenses of administrative personnel and services required to support shareholders of a specific class (including, but not limited to, maintaining telephone lines and personnel to answer shareholder inquiries about their accounts or about the Portfolio), (e) litigation and other legal expenses relating to a specific class of shares, (f) Directors’ fees or expenses incurred as a result of issues relating to a specific class of shares, (g) accounting and consulting expenses relating to a specific class of shares, (h) any fees imposed pursuant to a non-Rule 12b-1 shareholder services plan that relate to a specific class of shares, and (i) any additional expenses, not including advisory or custodial fees or other expenses related to the management of the Portfolio’s assets, if these expenses are actually incurred in a different amount with respect to a class, or if services are provided with respect to a class that are of a different kind or to a different degree than with respect to one or more other classes.

All expenses not now or hereafter designated as Class Expenses (“Fund Expenses”) will be allocated to each class on the basis of the NAV of that class in relation to the NAV of each Portfolio.

Waivers and Reimbursements

The investment adviser of each Portfolio (the “Adviser”) or Distributor or other provider of services to the Fund or a Portfolio may choose to waive or reimburse Rule 12b-1 fees, transfer agency fees or any Class Expenses on a voluntary, temporary basis. Such waiver or reimbursement may be applicable to some or all of the classes and may be in different amounts for one or more classes.

Income, Gains and Losses

Income and realized and unrealized capital gains and losses shall be allocated to each class on the basis of the net asset value of that class in relation to the net asset value of each Portfolio.

Conversion and Exchange Features

Conversion Feature

Class B and Class C shares of a Portfolio automatically convert to Class A shares of the Portfolio after a certain number of months or years after the end of the calendar month in which the shareholder’s purchase order was accepted as described in the Prospectus. Class B and Class C shares purchased through reinvestment of dividends and distributions will be treated as Class B and Class C shares, respectively, for all purposes except that such Class B or Class C shares, as applicable, will be considered held in a separate sub-account. Each time any Class B or Class C shares in the shareholder’s account convert to Class A shares, an equal pro-rata portion of the Class B or Class C shares, as applicable, in the sub-account will also convert to Class A shares.

The conversion of Class B and Class C shares to Class A shares may be suspended if the opinion of counsel obtained by the Fund that the conversion does not constitute a taxable event under current federal income tax law is no longer available (and the Fund is unable to obtain a new opinion to the same effect). Class B and Class C shares will convert into Class A shares on the basis of the relative NAV of the Class B or Class C shares, as applicable, without the imposition of any sales load, fee or other charge.

In the event of any material increase in payments authorized under the Rule 12b-1 Plan (or, if presented to shareholders, any material increase in payments authorized by a non-Rule 12b-1 shareholder services plan) applicable to Class A shares, existing Class B and Class C shares will stop converting into Class A shares unless the Class B and Class C shareholders, respectively, voting separately as a class, approve the increase in such payments. Pending approval of such increase, or if such increase is not approved, the Directors shall take such action as is necessary to ensure that existing Class B and Class C shares, as applicable, are exchanged or converted into a new class of shares (“New Class A”) identical in all material respects to Class A shares as existed prior to the implementation of the increase in payments, no later than such shares were previously scheduled to convert to Class A shares. If deemed advisable by the Directors to implement the foregoing, such action may include the exchange of all existing Class B and Class C shares for new classes of shares (“New Class B” for the existing Class B shares and “New Class C” for existing Class C shares) identical to existing Class B and Class C shares respectively, except that New Class B shares and New Class C shares shall convert to New Class A shares. Exchanges or conversions described in this paragraph shall be effected in a manner that the Directors reasonably believe will not be subject to federal income taxation. Any additional cost associated with the creation, exchange or conversion of New Class A, New Class B and New Class C shares shall be borne by the Adviser and/or the Distributor. Class B and Class C shares sold after the implementation of the fee increase may convert into Class A shares subject to the higher maximum payment, provided that the material features of the Class A plan and the relationship of such plan to the Class B and Class C shares are disclosed in an effective registration statement.

Exchange Features

Shares of Class A, Class B, Class C, Class R, Class Z and Advisor Class generally will be permitted to be exchanged only for shares of a class with similar characteristics in another AB Mutual Fund (including the AB Government Money Market Portfolio), except that certain holders of Class C shares of a Portfolio eligible to purchase and hold Class A shares of that Portfolio may also exchange their Class C shares for Class A shares of that Portfolio without the imposition of a sales load, certain holders of Class A shares of the Fund eligible to purchase and hold Class T shares of the Fund may also exchange their Class A shares for Class T shares, and that certain holders of the Fund may also exchange their Class A shares or Class C shares for Advisor Class shares without the imposition of a sales load. All exchange features applicable to each class will be described in the Prospectus or the Statement of Additional Information.

Dividends

Dividends paid by each Portfolio with respect to its Class A, Class B, Class C, Class R, Class Z, Class T, Advisor Class, Institutional Class and Bernstein Class shares, as applicable, to the extent any dividends are paid, will be calculated in the same manner, at the same time and will be in the same amount, except that any Rule 12b-1 fee payments relating to a class of shares will be borne exclusively by that class and any incremental transfer agency costs or, if applicable, Class Expenses relating to a class shall be borne exclusively by that class.

Voting Rights

Each share of a Portfolio entitles the shareholder of record to one vote. Each class of shares of a Portfolio will vote separately as a class with respect to the Rule 12b-1 plan applicable to that class and on other matters for which class voting is required under applicable law. Class A, Class B and Class C shareholders will each vote as separate classes to approve any material increase in payments authorized under the Rule 12b-1 plan applicable to Class A shares.

Responsibilities of the Directors

On an ongoing basis, the Directors will monitor each Portfolio for the existence of any material conflicts among the interests of the classes of shares. The Directors shall further monitor on an ongoing basis the use of waivers or reimbursement by the Adviser and the Distributor and any other provider of services to the Fund or a Portfolio, of expenses to guard against cross-subsidization between classes. The Directors, including a majority of the non-interested Directors, shall take such action as is reasonably necessary to eliminate any such conflict that may develop. If a conflict arises, the Adviser and Distributor, at their own cost, will remedy such conflict up to and including establishing one or more new registered management investment companies.

Reports to the Directors

The Adviser and Distributor will be responsible for reporting any potential or existing conflicts among the classes of shares of each Portfolio to the Directors. In addition, the Directors will receive quarterly and annual statements concerning distributions and shareholder servicing expenditures complying with paragraph (b)(3)(ii) of Rule 12b-1. In the statements, only expenditures properly attributable to the sale or servicing of a particular class of shares shall be used to justify any distribution or service fee charged to that class. The statements, including the allocations upon which they are based, will be subject to the review of the non-interested Directors in the exercise of their fiduciary duties.

Amendments

The Plan may be amended from time to time in accordance with the provisions and requirements of the Rule 18f-3 under the Act.

Compliance with Fund Governance Standards

While the Plan is in effect, the board of directors of the Fund will satisfy the fund governance standards defined in Rule 0-1(a)(7) under the Act to the extent required by Rule 18f-3 under the Act.

[Signature Page Follows]

Amended and restated by action of the Board of Directors this 30th day of April, 2019.

By:	/s/ Emilie D. Wrapp
Emilie D. Wrapp
Secretary

SCHEDULE I

New York Municipal Portfolio

AB Intermediate New York Municipal Class A shares

AB Intermediate New York Municipal Class B shares2

AB Intermediate New York Municipal Class C shares

AB Intermediate New York Municipal Class T shares2

AB Intermediate New York Municipal Class Z shares2

AB Intermediate New York Municipal Advisor Class shares

New York Municipal Class shares

California Municipal Portfolio

AB Intermediate California Municipal Class A shares

AB Intermediate California Municipal Class B shares2

AB Intermediate California Municipal Class C shares

AB Intermediate California Municipal Class T shares2

AB Intermediate California Municipal Class Z shares2

AB Intermediate California Municipal Advisor Class shares

California Municipal Class shares

Diversified Municipal Portfolio

AB Intermediate Diversified Municipal Class A shares

AB Intermediate Diversified Municipal Class B shares1

AB Intermediate Diversified Municipal Class C shares

AB Intermediate Diversified Municipal Class T shares2

AB Intermediate Diversified Municipal Class Z shares

AB Intermediate Diversified Municipal Advisor Class shares

Diversified Municipal Class shares

Short Duration Plus Portfolio

AB Short Duration Class A shares

AB Short Duration Class B shares1

AB Short Duration Class C shares

AB Short Duration Class R shares2

AB Short Duration Class T shares2

Short Duration Plus Class shares

International Portfolio

AB International Class A shares

AB International Class B shares1

AB International Class C shares

AB International Class R shares2

AB International Class Z shares

International Class shares

[1]	This class is not currently being offered to new investors.
[2]	This class is not currently being offered.

Tax-Managed International Portfolio

AB Tax-Managed International Class A shares

AB Tax-Managed International Class B shares1

AB Tax-Managed International Class C shares

AB Tax-Managed International Class Z shares

Tax-Managed International Class shares

Emerging Markets Portfolio

AB Emerging Markets Class Z shares

Emerging Markets shares

Intermediate Duration Portfolio

AB Intermediate Duration Class A shares

AB Intermediate Duration Advisor Class shares

AB Intermediate Duration Class Z shares

Intermediate Duration Class shares

Overlay A Portfolio

Overlay A Bernstein Class shares

Overlay A Institutional Class shares

Tax-Aware Overlay A Portfolio

Tax-Aware Overlay A Bernstein Class shares

Tax-Aware Overlay A Institutional Class shares

Overlay B Portfolio

Overlay B Bernstein Class shares

Overlay B Institutional Class shares

Tax-Aware Overlay B Portfolio

Tax-Aware Overlay B Bernstein Class shares

Tax-Aware Overlay B Institutional Class shares

Tax-Aware Overlay C Portfolio

Tax-Aware Overlay C Bernstein Class shares

Tax-Aware Overlay C Institutional Class shares

Tax-Aware Overlay N Portfolio

Tax-Aware Overlay N Bernstein Class shares

Tax-Aware Overlay N Institutional Class shares